Exhibit (h)(1)

SIXTH
AMENDED AND RESTATED SELLING AGENT AGREEMENT
by and among
Prospect Capital Corporation,
Prospect Capital Management L.P.,

Prospect Administration LLC,

Incapital LLC
and the
Agents named herein and added from time to time
November 10, 2016

November 10, 2016

To the Agents listed on
the signature page hereto and each person
that shall have become an Agent as provided herein.

Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Prospect Capital Management L.P., a Delaware limited partnership registered as an investment adviser (the “Adviser”), Prospect Administration LLC, a Delaware limited liability company (the “Administrator”), Incapital LLC (the “Purchasing Agent”), Citigroup Global Markets Inc. and RBC Capital Markets, LLC previously entered into a Fifth Amended and Restated Selling Agent Agreement dated November 6, 2015 (the “Original Agreement”). The parties hereby amend and restate the Original Agreement and the parties hereto collectively confirm their agreement in the form of this Sixth Amended and Restated Selling Agent Agreement (this “Agreement”), which supersedes and replaces the Original Agreement, as follows:
I.
The Company proposes to issue and sell its Prospect Capital InterNotes® due 12 months or more from date of issue (the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of February 16, 2012, as amended and as supplemented from time to time (the “Indenture” ), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes are described in the prospectus referred to below. The Company has authorized the issuance and sale of up to $1,500,000,000 aggregate principal amount of Notes. As of the date hereof, the Company has sold approximately $1,106,764,000 in aggregate principal amount of Notes.
Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agent of the Company for the purpose of soliciting offers to purchase the Notes and each of you hereby agrees, severally and not jointly, to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with the Purchasing Agent and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section VI hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents (as such term is defined below) or dealers (the “Selected Dealers”), each of whom will purchase such Notes as principal. The Company reserves the right to appoint additional agents (together with each of you, the “Agents”) for the purpose of soliciting offers to purchase the Notes, which agency shall be on an on−going basis or a one−time basis. Any such additional Agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including the form of letter attached hereto as Exhibit I, and delivery to the Company of addresses for notice hereunder and under the Procedures (as such term is defined in Section V(b)). After the time an Agent is appointed, the Company shall deliver to the Agent copies of the documents delivered to other Agents on the date hereof under Sections III(a), III(b), III(c), III(d) and III(e) and, if such appointment is on an ongoing basis, Sections VIII(b), VIII(c) and VIII(d) hereof.
The Company has entered into an investment advisory and management agreement, dated as of July 24, 2004, as renewed on June 21, 2016 by the Company’s Board of Directors (the “Investment Advisory Agreement”), with the Adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”). The Company has entered into an administration agreement, dated as of July 24, 2004, as renewed on June 21, 2016 by the Company’s Board of Directors (the “Administration Agreement”), with the Administrator.
II.
(a)    The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form N-2, as amended (File No. 333-213391). Such Registration Statement became effective on November 3, 2016, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).
(b)    For the purposes of this Agreement the following terms shall have the following meaning:
(1)    “Registration Statement” as of any time means the registration statement, as amended by any amendment thereto, registering the offer and sale of the Notes, among other securities, in the form then filed by the Company with the Commission, including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Notes of a particular tranche, which time shall be considered the new effective date of such registration statement, as amended, with respect to such Notes. For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430C shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430C.
(2)    “Statutory Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company that is included in the Registration Statement, (ii) the prospectus supplement relating to the Notes, filed by the Company with the Commission pursuant to Rule 497 prior to the offer and acceptance of the Notes of a particular tranche, and (iii) any preliminary pricing supplement used in connection with the Notes of a particular tranche, as filed by the Company with the Commission pursuant to Rule 497, including, in each case, any document incorporated by reference therein.
(3)    “Prospectus” means, collectively, the Statutory Prospectus (excluding any preliminary pricing supplement) and the final pricing supplement relating to the Notes of a particular tranche filed by the Company with the Commission pursuant to Rule 497 that discloses the public offering price and other final terms of such Notes and otherwise satisfies Section 10(a) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”).
(4)    “Applicable Time” means the time agreed to by the Company and the applicable Agent(s) as the time of the pricing of the Notes of a particular tranche, which, unless otherwise agreed, shall be the time immediately after the Company and the Agent agree on the pricing terms of such Notes.
(5)    “Representation Date” means the date of each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through the Agents as agents), the Applicable Time, the date of each delivery of Notes (whether to one or more Agents as principal or through the Agents as agents) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Settlement Date”), and any date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Notes or similar changes), or there is filed by the Company with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K required by Item 2 of Form 8-K.
III.
The Agents’ obligations hereunder are subject to the following conditions:
(a)    On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:
(1)    The opinion of the General Counsel of the Company (“General Counsel”) which shall be substantially in the form attached hereto as Exhibit A.
(2)    The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company (“Skadden”), which shall be substantially in the form attached hereto as Exhibit B.
(3)    The opinion of Venable LLP, Maryland counsel for the Company (“Venable,” together with General Counsel and Skadden, “Company Counsel”) which shall be substantially in the form attached hereto as Exhibit C.
(4)    The opinion of Troutman Sanders LLP, counsel for the Agents, in a form and substance reasonably satisfactory to the Agents.

The opinions described in this subsection (a) shall expressly provide that any agent that becomes an Agent hereunder following the date hereof may rely on such opinion as though it were addressed to such Agent (it being understood that such opinion speaks only as of the date of such opinion).
(b)    On the date hereof, the Agents shall have received a certificate of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any other authorized officer of each of the Company and the Adviser satisfactory to the Agents, each dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package (as defined herein) and this Agreement and that to the best of their knowledge (i) the representations and warranties of the Company and the Adviser and Administrator in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on such date and the Company and each of the Adviser and the Administrator has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officer, threatened; and (iii) since the date of the most recent financial statements of the Company included or incorporated by reference in the Disclosure Package and the Prospectus, there has been no material adverse change in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Prospectus.
(c)    On the date hereof, the Agents shall have received a letter from BDO USA, LLP (“BDO”) dated as of the date hereof and in form and substance satisfactory to the Agents confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(d)    On the date hereof, the Company and the Adviser shall each furnish the Agents with a certificate of its Secretary, in form and substance reasonably satisfactory to the Agent.
(e)    On the date hereof and on each Settlement Date with respect to any purchase of Notes by the Purchasing Agent, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, (iii) there shall not have occurred since the date of such Terms Agreement a downgrading in the rating assigned to any of the Company’s debt securities (including the Notes) or the Company’s revolving credit facility by any nationally recognized statistical rating organization, as such term is defined in Section 3 of the 1934 Act (as defined herein), and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s debt securities (including the Notes) or the Company’s revolving credit facility and (iv) there shall not have occurred since the date of such Terms Agreement any change, or any development involving an impending prospective change, in or affecting the business, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto since the date of the applicable Terms Agreement), each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date. Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in subsections (a), (b) and (c) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.
IV.
In further consideration of your agreements herein contained, the Company covenants as follows:
(a)    The Company will notify the Agents as soon as practicable (i) when, at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed in relation to the Notes, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus or the Disclosure Package, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information in each case in relation to the Notes, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)    The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes) and will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will give the Agents a reasonable opportunity to comment on any such proposed amendment or supplement.
(c)    The Company will deliver to the Agents without charge, a copy of (i) the Indenture, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes. The Company will furnish to the Agents as many copies of the Prospectus and the Statutory Prospectus (both as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act.
(d)    The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement (and any applicable Terms Agreement), a pricing supplement with respect to either fixed rate or floating rate Notes in substantially the applicable form attached as Exhibit G (a “Pricing Supplement”) and will file such Pricing Supplement with the Commission pursuant to Rule 497 under the 1933 Act (i) in preliminary form no later than the time at which the proposed pricing information is first used in connection with a public offering or sale and (ii) in final form not later than the close of business on the second business day following the earlier of the date of determination of the offering price or the date it is first used in connection with a public offering or sale (or such earlier time as may be required under the 1933 Act).
(e)    Except as otherwise provided in subsection (m) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the

Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.
(f)    Except as otherwise provided in subsection (m) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Agents and thereafter shall cause promptly the Prospectus to be amended or supplemented to include financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act, the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “1940 Act”) or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”) or otherwise.
(g)    Except as otherwise provided in subsection (m) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include such audited financial statements and the report or reports, and consent or consents to such inclusion of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act, the 1940 Act or the 1934 Act or otherwise.
(h)    As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Agent an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.
(i)    The Company will arrange, if necessary, for the qualification of the Notes for sale under the laws of such states and jurisdictions as the Agents may designate and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.
(j)    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the

Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.
(k)    The Company has filed or will file each Statutory Prospectus and Prospectus pursuant to and in accordance with Rule 497 within the prescribed time period.
(l)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Agents, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Notes, in a form satisfactory to the Agents and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References in this Agreement to the “Registration Statement” shall include any such new registration statement after it has become effective.
(m)    The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Sections VIII(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.
(n)    The Company will use the Net Proceeds in the manner specified in each Prospectus and each Disclosure Package under “Use of Proceeds.”
(o)    The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively).
(p)    The Company will cooperate with any reasonable due diligence review conducted by the Agents (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Agents may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this subsection (p) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five Business Days after each filing by the Company of its Annual Report on Form 10-K and each Quarterly Report on Form 10-Q whereby the Company will make its senior corporate officers available to address diligence inquiries of the Agents and will provide such additional information and documents as the Agents may reasonably request.

(q)    The Company will comply with all requirements imposed upon it by the 1933 Act, the 1934 Act and the1940 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Notes as contemplated by the provisions hereof and the Prospectus and the Disclosure Package
(r)    The Company shall use its best efforts in cooperation with the Agents to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.
(s)    Unless otherwise agreed upon in any Terms Agreement between the Purchasing Agent acting as principal and the Company, between the date of such Terms Agreement and the delivery of Notes to the Purchasing Agent as principal with respect to such Terms Agreement, the Company will not, without the prior written consent of the Purchasing Agent, which shall not be unreasonably withheld or delayed, offer, sell or issue, or enter into any agreement to sell or issue, any debt securities of the Company in the United States intended primarily for sale to retail investors (other than the Notes to which such Terms Agreement relates or another series of Notes) which have substantially similar maturities and other terms as such Notes and which are payable as to principal and interest in the currency in which such Notes are payable. Notwithstanding the foregoing, the Company may enter into any agreement to sell or issue debt securities of the Company so long as such debt securities are expected to be listed on a national exchange and the Company provides the Purchasing Agent with three days prior written notice of the issuance of such securities.
(t)    The Company will notify the Purchasing Agent as soon as practicable, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Section 3 of the 1934 Act, to any debt securities of the Company (including the Notes) or the Company’s revolving credit facility, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any such debt securities (including the Notes) or the Company’s revolving credit facility, or the withdrawal by any nationally recognized statistical rating organization of its rating of any such debt securities (including the Notes) or the Company’s revolving credit facility. The Purchasing Agent will, in turn, notify promptly the other Agents of any such change.
V.
(a)    The Agents propose to use their respective reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and the Disclosure Package and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation the Agents will use the Prospectus and the Disclosure Package as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.
Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit D hereto (the “Concession”); provided, however, that the Company and the Purchasing Agent may agree also to a Concession greater than or less than the percentages set forth on Exhibit D hereto. The actual aggregate Concession with respect to each tranche of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.
Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.
(b)    Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit E (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.
(c)    The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.
VI.
Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit F (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate index or formula (and whether such interest rate shall be fixed or floating) and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes, whether the Notes provide for a Survivor’s Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in the form of Exhibit F hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.
VII.
(a)    The Company represents and warrants to the Agents, and the Adviser and the Administrator, jointly and severally, represent and warrant to the Agents, as of the date hereof and as of each Representation Date as follows:
(1)    (1)    The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(i)    At the respective times the Registration Statement, and any post-effective amendment thereto, became effective, and at each Settlement Date, the Registration Statement, and all post-effective amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the Trust Indenture Act, and (excluding any post-effective amendment for the purpose of filing exhibits thereto) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the respective times the Prospectus or any such amendment or supplement was issued, and as of the date hereof, as of each Applicable Time and as of each Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent for use in the Registration Statement or Prospectus it being understood and agreed that the only such information furnished to the Company in writing by the Agent consists of the information described in Section IX(e) below.
(ii)    At the respective times the Prospectus was filed, as of the date hereof, as of each Applicable Time and as of each Settlement Date, it complied and will comply in all material respects with the 1933 Act and the Trust Indenture Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Agent for use in connection with the applicable offering.
(iii)    On the date hereof and at the respective times the Registration Statement, and any post-effective amendment thereto, became effective, the Indenture complied or will comply in all material respects with the applicable requirements of the Trust Indenture Act.
(iv)    As of each Applicable Time and Settlement Date, the Statutory Prospectus, any preliminary Pricing Supplement relating to the Notes used at or prior to any Applicable Time and the final Pricing Supplement relating to the Notes of a particular tranche, when considered together (collectively, the “Disclosure Package”) will not include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Agent for use in the Disclosure Package it being understood and agreed that the only such information furnished to the Company in writing by the Agents consists of the information described in Section IX(e) below.
(2)    BDO USA, LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1934 Act.
(3)    The financial statements (together with the related schedules and notes) filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated selected financial data included in the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement, the Prospectus or the Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. There are no financial statements that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.
(4)    The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(5)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.
(6)    Except as otherwise disclosed in the Prospectus or Disclosure Package, subsequent to the respective dates as of which information is given in the Prospectus or Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular periodic dividends on the Company’s common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the

Company or other subsidiaries, any of its subsidiaries on any class of capital stock, except for any repurchases under the Company’s share repurchase program which repurchases shall be made in compliance with applicable law, or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(7)    The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing as corporations or other entities, as the case may be, in good standing under the laws of the jurisdiction of their incorporation or organization, as applicable, and have the corporate or other applicable power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Indenture and the Notes. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or equity interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
(8)    The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Prospect Capital Funding, LLC, Prospect Small Business Lending LLC, PSBL, LLC and Prospect Yield Corporation, LLC, (ii) all or substantially all of the equity interests in each of the Consolidated Holding Companies and (iii) those corporations or other entities described in the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). Except as otherwise disclosed in the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies. Except as otherwise disclosed in the Prospectus, the Company is not required, in accordance with Article 6 of Regulation S-X under the 1933 Act, to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than Prospect Capital Funding, LLC, Prospect Small Business Lending LLC, PSBL, LLC, Prospect Yield Corporation, LLC and each of the Consolidated Holding Companies. “Consolidated Holding Companies” shall mean Arctic Oilfield Equipment USA, Inc., CCPI Holdings Inc., CP Holdings of Delaware LLC, Credit Central Holdings of Delaware, LLC, Energy Solutions Holdings Inc., First Tower Holdings of Delaware LLC, Harbortouch Holdings of Delaware Inc., MITY Holdings of Delaware Inc., Nationwide Acceptance Holdings LLC, NMMB Holdings, Inc., National Property REIT Corp., NPH Property Holdings, LLC, SB Forging Company, Inc., Valley Electric Holdings I, Inc., Valley Electric Holdings II, Inc., and Wolf Energy Holdings Inc.
(9)    The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Prospectus and the Disclosure Package under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). To the Company’s knowledge, except as otherwise disclosed in the Prospectus and the Disclosure Package, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(10)    The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The provisions of the corporate charter and bylaws of the Company and the operations of the Company are in compliance in all material respects with the provisions and requirements of the 1940 Act applicable to business development companies and the rules and regulations of the Commission applicable to business development companies.
(11)    This Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company; and the Administration Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Company, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(12)    The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations contemplated by the Notes. The Notes have been duly authorized by the Company and, when duly issued and executed by the Company in accordance with this Agreement, any Terms Agreement and the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Agents against payment therefor in accordance with the terms hereof and any Terms Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(13)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and the Trustee and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture has been qualified under the Trust Indenture Act. The Indenture conforms in all material respects to the description thereof in each of the Prospectus and the Disclosure Package and the Notes will conform to the description thereof in the Prospectus and the Disclosure Package, as amended or supplemented.
(14)    The statements set forth in each of the Prospectus and the Disclosure Package under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes and under the captions “Material U.S. Federal Income Tax Considerations,” “Supplement to Material U.S. Federal Income Tax Considerations” and “Certain Relationships and Transactions,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
(15)    Neither the Company nor any subsidiary is in violation of or default under (i) its charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(16)    The Company’s execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, any Terms Agreement and consummation of the transactions contemplated hereby and thereby and by the Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect, (iii) will not result in any material violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary and (iv) will not affect the validity of the Notes or the legal authority of the Company to comply with the Notes, the Indenture, this Agreement or any Terms Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions of the Notes, the Indenture, any Terms Agreement or consummation of the transactions contemplated hereby and thereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act, the 1940 Act and the Trust Indenture Act and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(17)    The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.
(18)    To the knowledge of the Company, the Adviser and the Administrator, the Company, its subsidiaries and each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
(19)    The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(20)    (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940

Act and the Advisers Act and (ii) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.
(21)    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Notes, the Indenture and any Terms Agreement or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(22)    Notwithstanding this Agreement, there are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act or the 1940 Act that have not been so described and filed as required.
(23)    As of the respective times of use, any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Notes (collectively, “Sales Material”) does not materially conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and interpretations of FINRA (except that this representation and warranty does not include statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to any Agent furnished to the Company by or on behalf of any Agent expressly for use therein).
(24)    During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Prospectus and the Disclosure Package in such a manner as to comply with the requirements of Subchapter M of the Code.

(25)    The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments or penalties as may be contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result , individually or in the aggregate, in a Material Adverse Effect.
(26)    The Company has not distributed, or authorized the distribution of, and will not distribute, or authorize the distribution of, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Prospectus or the Disclosure Package.
(27)    Except as otherwise described in the Prospectus, the Registration Statement or the Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
(28)    The Company’s shares of common stock are registered pursuant to Section 12(b) or 12(g) of the 1934 Act and are listed for quotation on the NASDAQ Global Select Market (“NASDAQ”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the 1934 Act or delisting its common stock from NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing its common stock for trading on NASDAQ.
(29)    Neither the Company, the Adviser nor the Administrator has taken nor will it take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; provided, however, the Agents acknowledge the Company may from time to time repurchase shares of its common stock pursuant to its share repurchase program, which repurchases shall be made in compliance with applicable law.
(30)    The documents filed by the Company with the Commission under the 1934 Act and the 1940 Act, complied, and will comply in all material respects, with the requirements of the 1934 Act and the 1940 Act, as applicable, and, with respect to the 1934 Act documents, as of the date hereof, each Applicable Time, and as of each Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to the 1940 Act and the 1934 Act, except where the failure to file such reports would not have a Material Adverse Effect.
(31)    Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Agents except as otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Package.
(32)    Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any officer, director, employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or the Disclosure Package.
(33)    There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus or the Disclosure Package.
(34)    The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.
(35)    The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the 1934 Act.
(36)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
(37)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened
(38)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Notes contemplated by this Agreement or any Terms Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(39)    Each of the Notes is rated at a minimum BBB- by Standard & Poor’s Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section IV(t) hereof.
Any certificate signed by any officer of the Company or the Adviser and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company or the Adviser (as applicable), to the Agents as to the matters covered thereby.
(b)    The Adviser and the Administrator, jointly and severally, represent and warrant to the Agents as of the date hereof and as of each Representation Date as follows:
(1)    Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires) or the Administration Agreement (an “Administrator Material Adverse Change” or an “Administrator Material Adverse Effect,” where the context so requires)
(2)    Each of the Adviser and the Administrator (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the

Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(3)    The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus or the Disclosure Package. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.
(4)    There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture, the Notes, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of its respective property or assets is the subject which are not described in the Registration, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect.
(5)    Neither the Adviser nor the Administrator is in violation of its certificate of formation or certificate of limited partnership, as applicable, or limited liability company operating agreement or limited partnership operating agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Disclosure

Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement and by the Administrator with its obligations hereunder and under the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to such Agreement except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the limited partnership or limited liability company operating agreement, as applicable, of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, the Administrator, or any of their respective assets, properties or operations except for such violations that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(6)    This Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(7)    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement or the Disclosure Package or the Prospectus (including the use of the proceeds from the sale of the Notes as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except (i) such as have been already obtained under the 1933 Act and the 1940 Act, (ii) such as may be required under state securities laws and (iii) the filing of the Notification of Election under the 1940 Act, which has been effected.
(8)    The description of the Adviser and the Administrator contained in the Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(9)    Each of the Adviser and the Administrator possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; each of the Adviser and Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(10)    The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.
(c)    All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company, the Advisor or the Administrator submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.
VIII.
(a)    Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company and the Adviser and Administrator made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to each such time).
(b)    Except as otherwise provided in subsection (m) of Section IV, each time:
(1)    the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);
(2)    the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission; or
(3)    if required by the Agents after the Registration Statement, the Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished to the Agents (i) a certificate of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any other authorized officer of each of the Company and the Adviser satisfactory to the Agents (an “Authorized Officer”) dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section III(b) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section III(b), modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such certificate and (ii) a certificate of the Secretary of each of the Company and the Adviser dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificates referred to in Section III(d) hereof which were last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section III(d), modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such certificate.

(c)    Except as otherwise provided in subsection (m) of Section IV, each time:
(1)    the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);
(2)    the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission; or
(3)    if required by the Agents after the Registration Statement, the Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Agents and your counsel the written opinions of each Company Counsel, dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section III(a)(1), (2) and (3) hereof, but modified, as necessary, to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)    Except as otherwise provided in subsection (m) of Section IV, each time:
(1)    the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);
(2)    the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission; or
(3)    if required by the Agents after the Registration Statement, the Prospectus or the Disclosure Package has been amended or supplemented to include additional financial information required to be set forth therein under the terms of Form N-2 under the 1933 Act, the Company shall cause BDO to furnish the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in Section III(c) hereof but modified to relate to the Registration Statement, the Prospectus and the Disclosure Package, as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement, the Prospectus or the Disclosure Package is amended or supplemented solely to include financial information as of and for a fiscal quarter, BDO may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

(e)    The Company hereby acknowledges that (1) the solicitation of purchases of the Notes and any purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which they may be acting, on the other, (2) the Underwriters (as defined in Exhibit H hereinafter) are acting as principal and not as an agent (except as provided herein) or fiduciary of the Company and (3) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or in any respect, or owe an agency (except as provided herein), fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
IX.
(a)    The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent and each person who controls any Agent within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, any Sales Material, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

(b)    Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. Each Agent agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section IX(b). This indemnity agreement will be in addition to any liability which each Agent may otherwise have.
(c)    Promptly after receipt by an indemnified party under this Section IX of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section IX, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)    In the event that the indemnity provided in subsection (a), (b) or (c) of this Section IX is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and any Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by any Agent on the other from the offering of the Notes; provided, however, that in no case shall any Agent be responsible for any amount in excess of an amount represented by the percentage that the total underwriting discounts and commissions received by such Agent bears to the total sales price from the sale of the Notes sold to or through the Agents to the date of such liability. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each Agent shall severally contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by each Agent shall be deemed to be equal to an amount represented by the percentage that the total underwriting discounts and commissions received by such Agent bears to the total sales price from the sale of the Notes sold to or through the Agents. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or any Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section IX, each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of any Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).
(e)    The Company acknowledges that the name of such Agent appearing on the front cover of the Prospectus, the name of such Agent appearing in the “Prospectus Summary” section of the Prospectus on page S-5 and the second and third to last sentences of the first paragraph, the second and third sentences of the second paragraph, the third sentence of the fifth paragraph and with respect to the Purchasing Agent only, the entire sixth paragraph, all under the Section “Plan of Distribution” in the Prospectus constitute the only information furnished in writing by or on behalf of such Agent for inclusion in the documents referred to in the foregoing indemnity.

X.
The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit H. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than 5 days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.
The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto since the date of the applicable agreement), any change, or any development involving an impending prospective change, in or affecting the business, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto since the date of the applicable agreement), or (ii) if there shall have occurred, since the date of such agreement, any outbreak or material escalation of hostilities or other national or international calamity or crisis, financial or otherwise, the effect of which is such as to make it, in the sole judgment of the Purchasing Agent or such Agent, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if, since the date of such agreement, trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the NASDAQ or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (iv) if there shall have come to the Purchasing Agent’s or such Agent’s attention any facts that would cause the Purchasing Agent or such Agent to believe that the Prospectus and the Disclosure Package, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading, (v) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto since the date of the applicable agreement), a downgrading in the rating assigned to any of the Company’s debt securities (including the Notes) or the Company’s revolving credit facility by any nationally recognized statistical rating organization, as such term is defined in Section 3 of the 1934 Act, and any such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s debt securities (including the Notes) or the Company’s revolving credit facility or (vi) if, since the date of such agreement, a banking moratorium shall have been declared by either Federal or New York authorities.
Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.
If this Agreement is terminated, Section IV(c) and (e), Section IX and Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section IV, Section V(b) and Section VI shall also survive until time of delivery.
In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.
XI.
Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.
If to the Company or the Adviser:
Prospect Capital Corporation
10 East 40th Street
New York, New York 10016
Attention: Joe Ferraro
Telecopy: (212) 448-9652

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XII.
This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.
XIII.
This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed in that state. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. Each party hereto also irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

XIV.
If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.
The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) all expenses incurred in preparing, printing and distributing the Prospectus and the Disclosure Package to investors or prospective investors, (iv) the fees and disbursements of the Company’s auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vii) the fees and expenses, if any, including the reasonable fees and disbursements of Troutman Sanders LLP incurred with respect to any filing with the FINRA; (viii) the cost of providing CUSIP or other identification numbers for the Notes; (ix) all reasonable expenses (including fees and disbursements of Troutman Sanders LLP) in connection with “Blue Sky” qualifications; and (xii) any fees charged by rating agencies for the rating of the Notes. Additionally, the Company shall pay all reasonable fees and disbursements of Troutman Sanders LLP, counsel for the Agents.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agents with respect to the subject matter hereof.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.
Very truly yours,

PROSPECT CAPITAL CORPORATION

By:     /s/ M. GRIER ELIASEK
Name: M. Grier Eliasek
Title: President and Chief Operating Officer

PROSPECT CAPITAL MANAGEMENT L.P.

By:	Prospect Management Group GP LLC, its General Partner

By:	/s/ JOHN FRANCIS BARRY III
Name: John Francis Barry III
Title: Manager

PROSPECT ADMINISTRATION LLC

By:     /s/ JOHN FRANCIS BARRY III
Name: John Francis Barry III
Title: Authorized Signatory

[SELLING AGENT AGREEMENT]
Confirmed and accepted
as of the date first above written:

INCAPITAL LLC

By:     /s/ BRIAN WALKER
Name: Brian Walker
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:     /s/ JACK D. MCSPADDEN, JR.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:     /s/ SCOTT G. PRIMROSE
Name: Scott G. Primrose
Title: Authorized Signatory

[SELLING AGENT AGREEMENT]

ANNEX A

Agent Contact Information

EXHIBIT A

Form of Opinion of General Counsel

A-1

EXHIBIT B

Form of Opinion of Skadden

B-1

EXHIBIT C

Form of Opinion of Venable

C-1

EXHIBIT D

Dealer Agent Program

D-1

EXHIBIT E

Administrative Procedures

E-1

EXHIBIT F

Terms Agreement

________ ___, 20__
Prospect Capital Corporation
10 East 40th Street
New York, New York 10016

Attention: Treasurer

The undersigned agrees to purchase the following aggregate principal amount of Prospect Capital InterNotes:

$__________
The terms of such Notes shall be as follows:
CUSIP Number: ______
Notes:
Coupon Type:
Interest Rate Provisions:

(a)	For Fixed Rate Notes:

(i)	annual interest rate:_________

(ii)	interest payment frequency:_________

(iii)	step-up provision, if any:_________

(b)	For Floating Rate Notes:

(i)	interest rate index or formula:_________

(ii)	initial interest rate, if any: _________

(iii)	spread or spread multiplier, if any:_________

(iv)	interest reset dates:_________

(v)	interest reset period:_________

(vi)	interest payment frequency:_________

(vii)	index maturity:_________

(viii)	maximum and/or minimum interest rate, if any:_________

(ix)	interest determination date:_________

(x)	calculation agent (if other than U.S. Bank National Association);

Maturity Date: ________
Price to Public: ________
Agent’s Concession: ________%
Net Proceeds to Issuer: ________
Settlement Date, Time and Place: ________
Survivor’s Option: ________

F-1

Optional Redemption/Repayment, if any: ________
Initial Redemption/Repayment Date[s]: ________
Applicable Time: ________

Redemption/Repayment Price: Initially ________% of Principal Amount and declining by ________% of the Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:
Title:

ACCEPTED

PROSPECT CAPITAL CORPORATION

By:
Title:

F-2

EXHIBIT G

Form of Fixed Rate Pricing Supplement

Pricing Supplement Dated:    Rule 497
(To Prospectus Dated November 3, 2016, and    File No. 333-213391
Prospectus Supplement dated November 10, 2016)
Pricing Supplement No. ________

PROSPECT CAPITAL CORPORATION
Prospect Capital InterNotes

Trade Date:
Issue Date:
Joint Lead Managers:
Agents:

CUSIP NUMBER	ISIN NUMBER	PRINCIPAL AMOUNT	SELLING PRICE	GROSS CONCESSION	NET PROCEEDS	COUPON TYPE	COUPON RATE

COUPON FREQUENCY	MATURITY DATE	1ST COUPON DATE	1ST COUPON AMOUNT	SURVIVOR’S OPTION	PRODUCT RANKING	REDEMPTION INFORMATION

Step Info:
Other Terms:

Form of Floating Rate Pricing Supplement

Pricing Supplement Dated:    Rule 497
(To Prospectus Dated November 3, 2016, and    File No. 333-213391
Prospectus Supplement dated November 10, 2016)
Pricing Supplement No. ________

PROSPECT CAPITAL CORPORATION
Prospect Capital InterNotes

Trade Date:
Issue Date:
Joint Lead Managers:
Agents:

CUSIP NUMBER	ISIN NUMBER	PRINCIPAL AMOUNT	SELLING PRICE	GROSS CONCESSION	NET PROCEEDS	COUPON TYPE	INTEREST PAYMENT FREQUENCY

MATURITY DATE	1ST COUPON DATE	BASE RATE	INDEX MATURITY	SPREAD	SPREAD MULTIPLIER

INITIAL BASE RATE	INTEREST RESET DATES	MAXIMUM RATE	MINIMUM RATE	INTEREST DETERMINATION DATE	INITIAL INTEREST RESET DATE

SURVIVOR’S OPTION	PRODUCT RANKING	REDEMPTION INFORMATION

Other Terms:

EXHIBIT H

Master Selected Dealer Agreement

H-1

EXHIBIT I

Form of Agent Joinder Letter

[Date]

[Name and Address of Agent]

Re: [Prospect Capital InterNotes (the “Notes”)][Issuance of [$]_________________ Prospect Capital InterNotes by Prospect Capital Corporation Due _____________, Sold on _____________, for Settlement on _____________ (the “Notes”)]

Dear __________:

The Sixth Amended and Restated Selling Agent Agreement dated November 10, 2016 (the “Agreement”), among Prospect Capital Corporation (the “Company”), Prospect Capital Management L.P., Prospect Administration LLC, Incapital LLC (the “Purchasing Agent”) and Citigroup Global Markets Inc. and RBC Capital Markets, LLC, provides for the issue and sale by the Company of the Notes.

Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, the Company hereby appoints you as Agent (as such term is defined in the Agreement) [on an on−going basis in connection with the purchase of the Notes][in connection with the purchase of the Notes, but only for this one transaction]. Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon [termination of the Agreement][payment for the Notes or other termination of this transaction]. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the documents previously delivered to the Agents under the Agreement are available upon request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Agent [on an on−going basis in connection with the purchase of the Notes][in connection with the issue and sale of the Notes] under the terms and conditions of the Agreement.

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Very truly yours,

PROSPECT CAPITAL CORPORATION

By:    ________________________
Name:    ________________________
Title:    ________________________

PROSPECT CAPITAL MANAGEMENT L.P.

By:	Prospect Management Group GP LLC,
its General Partner

By:    ________________________
Name:    ________________________
Title:    ________________________

PROSPECT ADMINISTRATION LLC

By:    ________________________
Name:    ________________________
Title:    ________________________

AGREED AND ACCEPTED

[Name of Agent]

By:    ________________________
Name:    ________________________
Title:    ________________________

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